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                                                                    Exhibit 99.1

CALYPTE
BIOMEDICAL
CORPORATION

                                                                    NEWS RELEASE
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1265 Harbor Bay Parkway  Alameda, CA  94502
www.calypte.com

Company Contact:                                  Investor Relations Contact:
Richard Brounstein, Chief Financial Officer       Joe Bunning, Sitrick & Company
(510) 749-5100                                                     (310)788-2850
email: rbrounstein@calypte.com                     email:joe_bunning@sitrick.com



       CALYPTE BIOMEDICAL CORPORATION HOLDS ANNUAL MEETING OF SHAREHOLDERS
                                ----------------
                Obtains Shareholder Approval for All Agenda Items
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ALAMEDA, CALIF. -MAY 21, 2003    Calypte Biomedical Corporation (OTCBB: CALY),
the developer and marketer of the only two FDA approved HIV-1 antibody tests that can be used on urine samples, as well as an FDA approved serum HIV-1 antibody Western blot supplemental test, announces that it received shareholder approval for proposals submitted to shareholders at its Annual Meeting of Shareholders held May 20, 2003.

Specifically, shareholders approved an amendment to the Company's Amended and Restated Certificate of Incorporation to implement a reverse stock split of the outstanding shares of the company's common stock at a ratio of 1:30. The company's authorized shares of common and preferred stock will not be affected by the reverse split which is expected to be effective May 27, 2003.

In addition to approval of the reverse split of outstanding shares of common stock, shareholders also approved proposals to increase the number of common shares reserved for issuance under the company's 2000 Equity Incentive, 1995 Director Option, and 1995 Employee Stock Purchase Plans.

"We are very pleased that all agenda items presented obtained shareholder approval at our Annual Meeting" stated Anthony Cataldo, Calypte's chairman. "We look forward to the continued support of our shareholders."

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About  Calypte  Biomedical:
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Calypte Biomedical Corporation headquartered in Alameda, California, is a public healthcare company dedicated to the development and commercialization of urine-based diagnostic products and services for Human Immunodeficiency Virus Type 1 (HIV-1), sexually transmitted diseases and other infectious diseases. Calypte's tests include the screening EIA and supplemental Western Blot tests, the only two FDA-approved HIV-1 antibody tests that can be used on urine samples. The company believes that accurate, non-invasive urine-based testing methods for HIV and other infectious diseases may make important contributions to public health by helping to foster an environment in which testing may be done safely, economically, and painlessly. Calypte markets its products in countries worldwide through international distributors and strategic partners. Current product labeling including specific product performance claims can be found at www.calypte.com.
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                                      # # #

Statements in this press release that are not historical facts are forward-looking statements, including statements regarding announcements of financial results and presentations by the Company. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, our ability to obtain additional financing that will allow us to continue our current and future operations and whether demand for our product and testing service in domestic and international markets will continue to expand. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC"), including its annual report on Form 10-K for the year ended December 31, 2002 and its subsequent filings with the SEC.


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